UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2005

Albertson's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6187	82-0184434
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd, PO Box 20, Boise, Idaho		83726
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	208-395-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 17, 2005, Albertson’s, Inc. (the "Company") entered into an agreement with Clarence J. Gabriel, Jr. in connection with his departure from the Company. Pursuant to the agreement, Mr. Gabriel received a lump sum payment of $350,000 on the agreement’s effective date. The agreement also entitles Mr. Gabriel to receive, at the time bonuses are paid to all eligible associates, a bonus for fiscal year 2005 based on the Company’s actual 2005 results. The 2005 bonus will be prorated for his actual period of service as an executive officer during the year.

In addition, until the "Termination Date" (defined below), Mr. Gabriel is entitled to receive the following:
• His salary, at the rate in effect on May 5, 2005 (the "Resignation Date"). The salary will be paid in accordance with the Company’s practices and policies in effect on the Resignation Date unless Mr. Gabriel dies or commences employment with or becomes an independent contractor for a third party other than a Competing Business (as defined in the agreement) prior to May 5, 2006. In this case, Mr. Gabriel will receive the remaining salary in a lump sum payment;
• Continued vesting in all plans and programs in which Mr. Gabriel was eligible to participate on the Resignation Date as if he were a regular full-time employee and officer;
• All earned vacation up to the Resignation Date;
• Participation in the Company’s medical, dental, life insurance and retirement plans in accordance with the terms of such plans;
• Benefits of the Company’s qualified and non-qualified retirement plans accrued with respect to his service through the Termination Date;
• Benefits associated with stock options or restricted stock units in the same manner as an active employee until the earlier of the Termination Date or any relevant date set forth in the option or unit agreement;
• Up to $50,000 of outplacement services; and
• Financial counseling services.

Unless waived by the Company, the "Termination Date" is the earliest of (a) May 5, 2006, (b) the date Mr. Gabriel commences employment with or becomes an independent consultant for a third party or (c) the date of Mr. Gabriel’s death. If the Termination Date occurs prior to May 5, 2006 because Mr. Gabriel commences employment with or becomes an independent contractor for a third party that is a Competing Business, no further sums or benefits will be payable to him or his spouse under the agreement, although the terms of relevant plans and programs will continue to apply as to any benefits accrued or vested as of the Termination Date.

The payments and benefits provided by the agreement replace any benefits otherwise payable to Mr. Gabriel pursuant to the employment letter between Mr. Gabriel and the Company dated December 24, 2002, or his Change of Control Severance Agreement dated as of January 13, 2003.

In consideration for the payments and benefits described above, Mr. Gabriel has agreed to certain confidentiality and non-solicitation provisions. Mr. Gabriel has also released the Company, its affiliates, subsidiaries, officers, directors, employees, shareholders and other "Released Parties" identified in the agreement from any all claims, known or unknown, that Mr. Gabriel has or may hereafter claim to have arising out of or relating to his employment with or separation from the Company or otherwise relating to any of the Released Parties.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertson's, Inc.

May 20, 2005	By:	John R. Sims

Name: John R. Sims
Title: Executive Vice President & General Counsel